UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

CHF Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CHFS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) At the annual meeting of stockholders (the “Annual Meeting”) of CHF Solutions, Inc. (the “Company”) held on May 20, 2020, the following proposals were brought before the meeting (i) the election of two Class I director nominees to the Company’s board of directors to serve three-year terms (“Proposal 1”), (ii) the approval, on an advisory basis, of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (“Proposal 2”), (iii) the approval of an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s outstanding common stock at a ratio in the range of 1-for-5 to 1-for-30, to be determined at the discretion of the Company’s Board of Directors, whereby each outstanding 5 to 30 shares would be combined, converted and changed into 1 share of Company common stock, without reducing the number of authorized shares of Company common stock (“Proposal 3”) and (iv) the authorization for one or more adjournments of the annual meeting to solicit additional proxies in the event there were insufficient votes to approve Proposal 3 (“Proposal 4”).

For Proposal 1, the two nominees receiving the highest number of “FOR” votes at the annual meeting were elected as directors. Proposal 2 and Proposal 4 required the affirmative vote of the holders of a majority of shares entitled to vote and present at the Annual Meeting. Proposal 3 required an affirmative vote of holders of a majority of the shares entitled to vote at the annual meeting. The proposals are described in detail in the Company’s definitive proxy statement filed on April 13, 2020 with the Securities and Exchange Commission.

A total of 22,327,413 shares of the Company’s common stock were present at the meeting in person or by proxy, which represents approximately 68.49% of the shares of common stock outstanding as of the record date for the Annual Meeting.

(b) The results of the voting are shown below.

Proposal 1—Election of Directors

DIRECTOR NOMINEES	VOTES FOR	WITHHELD	BROKER NON-VOTES
Steve Brandt	7,013,511	1,399,656	13,914,246
Warren S. Watson	6,982,874	1,430,293	13,914,246

Proposal 2—Advisory Approval of Independent Registered Public Accounting Firm for the year ending December 31, 2020

VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
19,144,376	2,374,727	808,310	N/A

Proposal 4— Authorization of one or more adjournments of the annual meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 3

VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
14,129,410	8,115,075	82,928	0

Item 8.01	Other Events.

At the time of the Annual Meeting, there were insufficient votes to pass Proposal 3, which sought to approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of its outstanding common stock at a ratio in the range of 1-for-5 to 1-for-30, to be determined at the discretion of the Company’s Board of Directors, whereby each outstanding 5 to 30 shares would be combined, converted and changed into 1 share of Company common stock, without reducing the number of authorized shares of Company common stock.  In accordance with the authority granted pursuant to the approval of Proposal 4, the Annual Meeting was adjourned.  As announced at the Annual Meeting, such meeting will reconvene at 2:00 p.m. US Central Time on June 19, 2020 virtually at https://web.lumiagm.com/257409059.  During the period of adjournment, the Company will continue to accept stockholder votes on Proposal 3.

A copy of the press release issued by the Company with respect to the annual meeting is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	CHF Solutions, Inc. Press Release, dated May 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2020	CHF SOLUTIONS, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer